UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

Montage Resources Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36511	46-4812998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 West John Carpenter Freeway, Suite 300 Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 444-1647

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	MR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

and

Item 5.07.Submission of Matters to a Vote of Security Holders.

2019 Annual Meeting of Stockholders

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Montage Resources Corporation (the “Company”) was held on June 14, 2019. Set forth below is information concerning each matter submitted to a vote at the Annual Meeting, including the final voting results.

1.Proposal One – Election of Directors

The Company’s stockholders elected each of the following individuals as directors of the Company with their terms to expire at the Company’s 2020 annual meeting of stockholders or until their earlier resignation or removal.

Name	For	Withheld	Broker Non-Votes
Randal M. Albert	20,424,185	2,938,389	3,599,043
Mark E. Burroughs, Jr.	19,761,465	3,601,109	3,599,043
Eugene I. Davis	21,001,070	2,361,504	3,599,043
Don Dimitrievich	23,250,160	112,414	3,599,043
Michael C. Jennings	23,215,388	147,186	3,599,043
Richard D. Paterson	20,425,649	2,936,925	3,599,043
D. Martin Phillips	23,174,095	188,479	3,599,043
John K. Reinhart	23,216,593	145,981	3,599,043
Douglas E. Swanson, Jr.	19,783,152	3,579,422	3,599,043
Robert L. Zorich	19,177,697	4,184,877	3,599,043

2.Proposal Two – Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019.

For	Against	Abstain
26,825,459	75,127	61,031

3.Proposal Three – Approval of the Montage Resources Corporation 2019 Long-Term Incentive Plan

The Company’s stockholders approved the Montage Resources Corporation 2019 Long-Term Incentive Plan (the “2019 Plan”).

For	Against	Abstain	Broker Non-Votes
23,263,515	59,999	39,060	3,599,043

Montage Resources Corporation 2019 Long-Term Incentive Plan

As disclosed above, at the Annual Meeting, the Company’s stockholders approved the 2019 Plan, which was previously approved by the Company’s Board of Directors. The 2019 Plan replaces the Company’s 2014 Long-Term Incentive Plan, as amended (the “Prior Plan”). Upon stockholder approval, (i) the 2019 Plan became effective and (ii) the Prior Plan terminated and no additional awards will be granted under the Prior Plan; provided that awards outstanding under the Prior Plan as of the date the 2019 Plan became effective will remain in full force and effect under the Prior Plan according to their respective terms.

All officers and employees of the Company and its subsidiaries, and other individuals who provide services to the Company or its subsidiaries (including directors), are eligible to receive awards under the 2019 Plan.  The terms of the 2019 Plan provide for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance and annual incentive awards, bonus stock awards and other stock-based awards. Subject to adjustment in accordance with the 2019 Plan, 2,650,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), have been reserved for issuance pursuant to awards under the 2019 Plan.  To the extent that an award issued under the 2019 Plan terminates, expires, lapses for any reason or is settled in cash, any shares of Common Stock subject to the award will again be available for issuance under the 2019 Plan.  Shares of Common Stock tendered by a participant or withheld by the Company to satisfy the exercise price or tax withholding obligation pursuant to any award issued under the 2019 Plan will not be added to the shares of Common Stock authorized for issuance under the 2019 Plan.  The Company expects that the number of shares of Common Stock reserved for issuance under the 2019 Plan will cover anticipated awards under the 2019 Plan for approximately three years.

The 2019 Plan is administered by the Compensation Committee of the Board of Directors of the Company.  The Compensation Committee has full power to select participants to whom awards may be granted and to determine the types of awards to be granted, the number of shares to be covered by each award granted and the terms and conditions of each award granted, among other things.

A summary of the 2019 Plan is included in Item Three of the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 25, 2019, and the full text of the 2019 Plan is included in Appendix A to such proxy statement.  The foregoing description of the 2019 Plan is not complete and is qualified in its entirety by reference to the 2019 Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Attached hereto as Exhibit 10.2 and Exhibit 10.3 are the forms of Restricted Stock Unit Award Agreement and Performance Unit Award Agreement to be used in connection with periodic grants of restricted stock units and performance units to officers and employees of the Company and its subsidiaries under the 2019 Plan.

Awards to Certain Executive Officers

Effective June 18, 2019, the Compensation Committee of the Company’s Board of Directors granted restricted stock units and performance units under the 2019 Plan to John K. Reinhart, the Company’s President and Chief Executive Officer, and Michael L. Hodges, the Company’s Executive Vice President and Chief Financial Officer. Mr. Reinhart and Mr. Hodges received 90,000 and 40,000 restricted stock units and 90,000 and 40,000 performance units, respectively.

Each restricted stock unit granted to Mr. Reinhart and Mr. Hodges represents an unfunded and unsecured right to receive one share of Common Stock, on and subject to the terms and conditions of the underlying Restricted Stock Unit Award Agreement. The restricted stock units granted to Messrs. Reinhart and Hodges vest in three equal annual installments on June 18, 2020, June 18, 2021 and June 18, 2022, provided the recipient is continuously employed by the Company or a subsidiary from the date of grant through the applicable vesting date, and subject to accelerated vesting (i) under certain circumstances in the event of a change in control of the Company, (ii) upon the termination of the recipient’s employment due to his death or disability, (iii) upon the recipient’s involuntary termination of employment without cause or (iv) upon the recipient’s voluntary termination of employment for good reason. Subject to the terms and conditions of the Restricted Stock Unit Award Agreement, the Company shall issue one share of Common Stock to the recipient as soon as practicable following the date on which the underlying restricted stock unit vests.

Each performance unit granted to Mr. Reinhart and Mr. Hodges represents an unfunded and unsecured right to receive one share of Common Stock, on and subject to the terms and conditions of the underlying Performance Unit Award Agreement. The recipient’s right to receive Common Stock in respect of the performance units is generally contingent upon (i) the achievement of the performance objective with respect to the performance units and (ii) the recipient’s continued employment with the Company or a subsidiary through the end of the performance period applicable to the performance units. The recipient’s right to receive Common Stock in respect of the performance units will be accelerated (i) under certain circumstances in the event of a change in control of the Company, (ii) upon the termination of the recipient’s employment due to his death or disability, (iii) upon the recipient’s involuntary termination of employment without cause or (iv) upon the recipient’s voluntary termination of employment for good reason; provided that upon the occurrence of certain of such acceleration events, the number of shares of Common Stock to be received by the recipient in respect of his performance units is subject to adjustment as set forth in the Performance Unit Award Agreement.

The performance objective with respect to the performance units is based on total shareholder return over the performance period applicable to the performance units. Total shareholder return means, as to the Company and certain specified peer companies, the annualized rate of return shareholders receive over the performance period through stock price changes and the assumed reinvestment of dividends paid over the performance period. The performance period applicable to the performance units is June 13, 2019 through December 31, 2021.  Achievement with respect to the performance objective shall be determined based on the Company’s relative ranking with regard to total shareholder return as compared to total shareholder return of the peer companies. The number of shares of Common Stock that may be deliverable pursuant to the performance units may range from 0% to 150% of the number of performance units granted based on the total shareholder return of the Company compared to the total shareholder return of the peer companies over the performance period.

The foregoing description of the restricted stock units and performance units granted to Messrs. Reinhart and Hodges is not complete and is qualified in its entirety by reference to the 2019 Plan and to the forms of Restricted Stock Unit Award Agreement and Performance Unit Award Agreement attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
10.1	Montage Resources Corporation 2019 Long-Term Incentive Plan
10.2	Form of Restricted Stock Unit Award Agreement for Officers and Employees
10.3	Form of Performance Unit Award Agreement for Officers and Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAGE RESOURCES CORPORATION

Date: June 20, 2019	By:	/s/ Paul M. Johnston
	Name:	Paul M. Johnston
	Title:	Executive Vice President, General Counsel and Corporate Secretary